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  [0411 - INSTRON CORPORATION] [FILE NAME: INS02B.ELX] [VERSION - 3] [6/25/99]


INS02B                            DETACH HERE
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                                     PROXY


                              INSTRON CORPORATION

                               100 ROYALL STREET
                          CANTON, MASSACHUSETTS 02021



P

     The undersigned hereby instructs the VANGUARD FIDUCIARY TRUST COMPANY, as
R Trustee under the Instron Corporation Savings and Security Plan Trust (the "Plan"), to vote all of the shares of Common Stock, par value $1.00 per share, of Instron Corporation ("Instron") for which the undersigned has
O voting rights under the Plan at July 12, 1999 (the "Shares") at Instron's Special Meeting of Stockholders (the "Special Meeting") to be held on August 18, 1999, at the Hilton Dedham Place, 25 Allied Drive, Dedham,
X Massachusetts 02026 commencing at 10:00 A.M. (local time), and at all adjournments or postponements thereof. WHEN THIS CARD IS PROPERLY EXECUTED, THE SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
Y PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS PROPERLY EXECUTED AND NO DIRECTION IS GIVEN, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE PROPOSALS IN PARAGRAPHS 1 AND 2 ON THE REVERSE SIDE HEREOF. IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


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  SEE REVERSE                                                     SEE REVERSE
     SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
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                                  DETACH HERE
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[X] Please mark
    votes as in
    this example.


                                             FOR    AGAINST   ABSTAIN
1. To approve the Agreement and Plan         [ ]      [ ]       [ ]
   of Merger dated as of May 6, 1999
   by and among Instron Corporation,
   ISN Acquisition Corporation and
   Kirtland Capital Partners III
   L.P.
                                             FOR    AGAINST   ABSTAIN
                                             [ ]      [ ]       [ ]
2. If a motion to adjourn the
   Special Meeting is properly
   brought, to vote upon the
   adjournment of the Special Meeting.


3. To vote at the discretion of the Trustee upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.



THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INSTRON CORPORATION.


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]


                              PLEASE DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD TODAY IN THE ENCLOSED ENVELOPE.




Signature:                Date:          Signature:                 Date:
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